                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our reports dated:

   REPORT DATE:       FINANCIAL STATEMENTS OF:
   ------------       ------------------------
   March 22, 1996     Anglo Metal, Inc.
                      dba Anglo Iron & Metal

   April 5, 1996      Mid-America Shredding, Inc.

   April 21, 1996     Weissman Iron & Metal,
                      a Division of Weissman Industries, Inc.

   November 3, 1995   Recycling Industries, Inc.

and to the reference made to our firm under the caption "Experts" included in or made part of this S-1 Registration Statement.


                       AJ. ROBBINS, P.C.
                       CERTIFIED PUBLIC ACCOUNTANTS
                       AND CONSULTANTS


DENVER, COLORADO
JULY 12, 1996